     DEPARTMENT OF COMMUNITY, TRADE AND ECONOMIC DEVELOPMENT


        Community Development Block Grant Float Agreement
        -------------------------------------------------


     THIS COMMUNITY DEVELOPMENT BLOCK GRANT FLOAT AGREEMENT (the "Agreement") is made and entered into this day of 18th day of May, 1994, by and among the State of Washington Department of Community, Trade and Economic Development (the "Department"), the County of Chelan (the "County"), and Pacific Coast Technologies, Inc. (the "Borrower") (collectively the "Parties").

                            RECITALS
                            --------

A.   The Department receives federal Community Development Block
     Grant (CDBG) funds and is authorized to approve applications from local governments for these funds.

B. The Department desires to make such funds available to private borrowers through local governments in order to encourage and increase the employment of members of lower-income households.

C. The Department has determined that the County's application on behalf of the Borrower for a loan meets the Department's requirements.

D. The County's grant application to the Department, on behalf of the Borrower, has been approved by the Department.

E. The Borrower has obtained from Frontier Bank, a banking corporation doing business at Everett, Washington, (the "Bank"), a commitment for a two million dollar ($2,000,000) irrevocable, unconditional sight letter of credit to secure a loan made by the jurisdiction, and which has been approved by the Department.

F. The Department has obtained a Programmatic Revision to its CDBG Program to enable the Department to implement the Community Development Block Grant Float Interim Loan Program
     (the "Program").

G. The Program establishes a policy of utilizing allocated, but unspent (not drawn down) CDBG funds, hereinafter referred to as "CDBG funds" for the development of qualified projects.

H. The CDBG funds have been made available to the County on the condition that the CDBG funds, notwithstanding the loan of same to the Borrower, shall as necessary, be at all times immediately available for such purposes as may from time to time be determined by the County, Department, and the U.S.
     Department of Housing and Urban Development (HUD).

I. Based upon the scope of work submitted to the Department by the Borrower, the County acknowledges that it is unable to demonstrate that Program income will be used to continue the specific activity from which such income was derived.

J. The County recognizes and affirms that to maintain the viability and integrity of the interim use of CDBG funds and to preserve the benefit of this program for all eligible Washington communities, it waives the right to lay claim to any and all funds allocated for specific uses under the interim use of CDBG Program funds by the Department.

K. The County desires to loan funds to the Borrower, and the Borrower desires to borrow funds from the County under the terms and conditions set forth in this Agreement, which is intended to control the relationship among the Parties.

L. It is understood by all Parties that the loan proceeds will be used by the Borrower for working capital requirements and equipment needs (the "Project").

                            AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, the Parties agree as follows:

1. LOAN BY THE COUNTY. Under this Agreement, the County will lend two million dollars ($2,000,000) to the Borrower at an interest rate of three percent (3 percent) per annum with funds received from a grant from the Department. The purpose of the Loan is for the Borrower to finance the Project and for no other purpose;

2. LOAN REPAYMENT. In consideration of the undertakings of the County and of the ban made hereunder, the Borrower hereby agrees to pay to the County or its order the sum of two million dollars ($2,000,000), including interest thereon at the rate of three percent (3 percent) per annum, payable as set forth in the Promissory Note (the "Note") of even date herewith, in the form attached hereto and incorporated herein as Exhibit A and by this reference incorporated herein, made and executed by the Borrower to the order of the County;

3. SECURITY AND SOURCE OF PAYMENT. Payment of principal and interest hereunder and under the Note shall be secured by an unconditional, irrevocable, sight letter of credit, hereinafter referred to as "letter of Credit," in the amount of two million dollars ($2,000,000) in form and substance satisfactory to the County and/or Department from the Bank addressed to the County and the Department as cobeneficiaries. Payment of the Letter of Credit shall not be conditioned upon any action or omission to take such action on the part of the County, whether under this Agreement, under the terms of any document executed or delivered hereunder or otherwise. Neither the acceptance of, the transfer of, or receipt of monies under the Letter of Credit shall in any manner relieve the Borrower of any obligation hereunder or under the terms of any document executed or given herewith, except to the extent of the payment actually received under the Letter of Credit.

4. COUNTY'S ASSIGNMENT. Concurrent with the execution of the note, the County shall execute an assignment of its right to receive the Note Repayments in favor of the Department, substantially in the same form as Exhibit B attached hereto and incorporated herein by this reference; the County shall continue to own the Promissory Note in all other respects. In consideration of this assignment, the Department agrees that its acceptance of Promissory Note repayments shall constitute a waiver of its right to an equal amount of Grant Income repayment due from the County under Section 13. Following the Department's receipt of all Note repayments under this Agreement, the repayment of Grant Income shall be deemed to be waived in full by the Department.

5. BORROWER'S REPRESENTATION, WARRANTIES, AND COVENANTS. To induce the other Parties to enter into this Agreement, the Borrower hereby makes the following representations, warranties, and covenants:

     a. Authority. The Borrower represents and warrants that it is duly organized, validly existing, and in good standing under the laws of the State of Washington in force as of the date of this Agreement; that it has the legal power to enter into this Agreement; and that all corporate and other actions required to authorize the mailing, execution, and performance of this Agreement have been duly taken;

     b. Lower-Income Employees. The Borrower covenants and agrees that, for job openings related to the Project, to the extent allowed by applicable employment laws, it will make its best efforts to employ members of households whose income, prior to being employed by the Borrower for the Project, does not exceed eighty percent (80 percent) of the median family income for the area, as determined by HUD, with adjustments for smaller and larger families. The Borrower will comply with all terms of the Employment and Training Agreement by and between the Borrower, County, and Employment
          Security Department of even date herewith;

     c. Government Relations. The Borrower covenants and agrees that it will comply with all applicable state and local laws, regulations, and requirements, and acknowledges that some or all of those laws, regulations, and requirements outlined in Exhibits C and D attached hereto and incorporated herein by this reference may be applicable to Borrower, as they pertain to the design, implementation, and administration of the Project; and

     d. Use of Funds. The Borrower covenants and agrees that it will use the proceeds of the loan for the purposes of the Project only.

6. COUNTY'S REPRESENTATIONS, WARRANTIES AND COVENANTS. To induce the other parties to enter into this Agreement, the County hereby makes the following representations and warranties:

     a. Public Participation and Resolution by Board of County Commissioners. The County represents and warrants that, at a meeting held in compliance with Chapter
          42.30 RCW, it adopted Resolution No. 94-93, authorizing the County to enter into this Agreement and to extend the loan to the Borrower;

     b. Public Meeting. The County represents and warrants that at least two (2) public meetings have been held with regard to the County's participation in the loan in the Borrower, and that all interested parties received adequate notice of the hearing and were given adequate opportunity to present their views; and

     c. Government Regulations. The County covenants and agrees that it will comply with all applicable state and local laws, regulations, and requirements, and with those laws, regulations, and requirements outlined in Exhibits C and D attached hereto and incorporated herein by this reference, as they pertain to the County's loan.

7.   COMPLIANCE REPORT.

     a. Monitoring. The County agrees upon request from the Department to monitor the Borrower's compliance with the covenants contained in Sections 5 of this Agreement
          (the "Section Five Covenants"). Not less frequently than once every six (6) months while any balance of the Loan remains outstanding, the County shall take affirmative steps to ascertain whether or not the Borrower has breached any of the Section Five Covenants. The Department agrees to assist the County in establishing its monitoring procedures and files.

     b. Report. If requested by the Department, the County shall issue a Compliance Report to the Department, which shall state whether or not the Borrower is in compliance with each Section Five Covenant. If the Borrower has breached any Section Five Covenant, the Compliance Report shall describe the Borrower's breach with sufficient specificity for the Department to determine whether or not the breach is a material breach.

8.   CONDITIONS TO THE COUNTY MAKING LOAN. The obligation of the
     County to make any advance under this Agreement shall at all times be conditioned for the sole benefit of the County upon:

     a. The execution of this Agreement by the County, the Department, and the Borrower;

     b. The receipt by the County and/or the Department of the Letter of Credit;

     c. The receipt by the County of such documents, certifications, and opinions as may be reasonably satisfactory to the County and the Department, evidencing that this Agreement, the Note, the Letter of Credit, and all other documents given or executed in connection herewith are duly and validly executed by and on behalf of and constitute the valid and enforceable obligation of the Borrower thereunder, pursuant to the respective terms of each, and that the execution and delivery of the Agreement, the Note, the Letter of Credit, and all other documents executed, or given hereunder and the performances by the Borrower thereunder will not breach or violate any articles of incorporation, any bylaw restriction, or any law or governmental regulation, or constitute any breach of default under any instrument or agreement to which the Borrower may be a party.

     d.   The availability to the County of two million dollars
          ($2,000,000) in proceeds of allocated, but not drawn-down CDBG funds.

9. OBLIGATIONS OF BORROWER UNCONDITIONAL. The obligations of the Borrower to make payments required in Section 2 hereof
     ("Loan Repayment") shall be absolute and unconditional, and until such time as the principal of and interest on the Note shall have been fully paid, Borrower:

     a. Will use the funds for working capital requirements and equipment needs;

     b. Will not suspend or discontinue any payment for which provision is made in this Agreement or in any other document executed hereunder in connection herewith; and

     c. Will not terminate or suspend this agreement or the payment of any obligations hereunder or any other document executed hereunder or in connection herewith for any cause, including without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, commercial frustration of purpose, or any duty, liability, or obligation arising out of or connected with this Agreement or any document executed hereunder or in connection herewith (except with respect to the foregoing, those arising from a failure by the County to make the Loan pursuant to Paragraph 1 hereof ["Loan by the County"]).

10.  DEFAULT AND REMEDIES.

     a. Default. The failure of the Borrower to pay or perform any obligation hereunder or under the terms of any documents executed in connection herewith or the falsity of any representation or breach of any warranty or covenant made by the Borrower under the terms of any document executed in connection herewith, shall constitute a default hereunder.

     b. Remedies. Upon the occurrence of a default by the Borrower, the County or Department may take any one or more of the following steps:

          (1) Declare the entire principal balance then unpaid under the terms of this Agreement and evidenced by the Note, together with unpaid interest immediately due and payable, which sums thereafter shall bear interest at the rate of PRIME (the PRIME Rate published in the Wall Street Journal) + 2 percent per annum, compounded monthly, from the date of such declaration until paid in full;

          (2) Take any or all actions necessary in accordance with the terms of the Letter of Credit to secure payment from the issuing bank of the Letter of Credit of all or any part of the outstanding obligations arising out of this agreement existing at the time of default;

          (3) To take any and all actions and do any and all things which are allowed, permitted, or provided by law to enforce or rely upon the Letter of Credit. At the direction of the Department, the County shall take any and all actions necessary to transfer the proceeds of the Letter of Credit to the Department;

          (4) Take whatever action at law or in equity as may appear necessary or desirable, in the sole discretion of the County or Department to collect the amounts then due and thereafter to become due or to enforce performance and observance of any obligation, agreement, or covenant of the Borrower under this Agreement or under any other document executed in connection herewith;

          (5) Institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid and to prosecute any such action or proceeding to judgment or final decree and to enforce any such judgment or final decree and collect, in a manner provided by law, the monies adjudged or decreed to be payable; and

          (6) If there shall be pending, at any time, proceedings pertaining to the bankruptcy or reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in the case of a receiver, trustee, or custodian shall have been appointed for the property of the Borrower in the case of any other similar judicial proceeding relative to the Borrower or its creditors, the County or Department shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim for the whole amount owing and unpaid pursuant to the Agreement and evidenced by the Note and, in the case of any judicial proceedings, to file such proof of claim and other papers or documents as may be necessary or advisable in order to have the claims of the County or Department allowed in such judicial proceeding relative to the Borrower and to collect and receive any monies or other property payable or deliverable on any such claims.

     c. No remedy exclusive. No remedy herein conferred upon or reserved to the County or Department is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now existing at law or in equity or by statute and may be exercised in such number, at such times and in such order as the County or Department may determine in its discretion. No delay or omission to exercise any right or power securing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient by the County or Department. In order to entitle the County or Department to exercise any right or remedy reserved to it under this Agreement, it shall not be necessary to give notice, other than notices expressly required herein.

11. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the County or Department utilizes the services of an attorney in an attempt to collect any sums due under this Agreement or any other documents executed in connection with this Agreement, or if the County or Department becomes a party plaintiff or defendant or otherwise appears in any legal proceeding relating to this Agreement or any documents issued hereunder or in connection herewith, the Borrower shall pay to the County or Department all costs and expenses as incurred, including reasonable attorneys' fees. The term costs shall include those fees, expenses, and attorneys' fees incurred after the filing by or against the Borrower of any proceedings under any federal or state laws relating to bankruptcy or insolvency and whether incurred in connection with the involvement of the County or Department as a creditor in such proceeding or otherwise.

12. COSTS AND EXPENSES OF THE COUNTY. The Department, after receipt from the County of satisfactory evidence and/or County certification, shall pay or reimburse to the County costs incurred by the County in connection with this Agreement, including without limitation all legal, monitoring, or auditing expenses up to One Thousand Dollars ($1,000).

13. GRANT INCOME. Subject to the Agreement included in Section 4, upon the County's receipt of Note Repayments, the County shall remit to the Department all Grant Income; in no instance shall the County be obligated to remit to the Department a larger sum than it receives in each instance from the Borrower. All Grant Income remitted to the Department pursuant to this Section 13 shall be sent by check within three (3) business days of the County's receipt of such funds from the Borrower.

14. CONFLICT OF INTEREST, NO INDIVIDUAL LIABILITY. No official or employee of the County shall have any personal interest, direct or indirect, in this Agreement, nor shall any official or employee of the County participate in any decision relating to this Agreement which affects such official's or employee's pecuniary interest in any corporation, partnership, or association in which such official or employee is directly or indirectly interested. No official or employee of the County shall be personally liable in the event of any default or breach of this Agreement by the County.

15. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable shall be prohibited or unenforceable without invalidating the remaining provision hereof. To the extent permitted by law, the Borrower hereby waives any provision of law which renders any provision thereof prohibited or unenforceable.

16. AMENDMENTS, CHANGES AND MODIFICATIONS. This Agreement may not be amended, changed, modified, altered, or terminated without the prior written consent of the County, the Department, and the Borrower.

17. RELATIONSHIP BETWEEN PARTIES. This Agreement is solely for the benefit of the Parties to the Agreement and gives no right to any other party. The Borrower acknowledges that the County and the Department are acting only as lenders and are not in any way directing or controlling its business as a manager, partner, owner, principal, or otherwise. No joint venture, association, or partnership is formed as a result of this Agreement.

18. INDEMNITY. Each party shall be responsible for its own wrongful and negligent acts or omissions, or those of its officers, agents, or employees to the fullest extent required by law, and shall indemnify, defend, and hold the other parties harmless from any such liability. In the case of negligence of more than one party, any damages allowed shall be levied in proportion to the percentage of negligence attributable to each party and each party shall have the right to seek contribution from each of the other parties in proportion to the percentage of negligence attributable to each of the other parties.

19.  NOTICE.

     a. All notices required or permitted under this Agreement shall be in writing and personally delivered or mailed to the offices set forth below by certified mail, return receipt requested, postage prepaid, addressed to the Parties as follows:

          To the Department:  Development Loan Fund Manager, CPD
                              Dept. of Community, Trade and
                              Economic Development
                              906 Columbia Street Southwest
                              Post Office Box 48300
                              Olympia, Washington 98504-8300

          To the County:      Attention: Chairman, Chelan County
                              Commissioners
                              Chelan County Courthouse
                              350 Orondo Street
                              Wenatchee, Washington 98801

          To the Borrower:    Attention: Don Wright, President
                              Pacific Coast Technologies, Inc.
                              434 Olds Station Road
                              Wenatchee, Washington 98801

          A copy shall be sent to the financial institution providing the Letter of Credit addressed as follows:

                              Frontier Bank
                              332 Southwest Everett Mall Way
                              Everett, Washington 98204

     b. Any party may from time to time change the address to which its notices are to be sent by written notice to all other Parties pursuant to this Section.

     c. Whenever notice is required or permitted to be given to fewer than all the Parties, copies of the notice shall also be mailed to all other Parties.

20. NOTICE OF MANDATORY PREPAYMENT. It is acknowledged by the Parties hereto that the County or Department may require prepayment (either in whole or in part) of the monies loaned hereunder. Prior to calling for any Prepayment, and as a condition precedent thereto, either the County or the Department shall give the Borrower at least ten (10) days prior written notice, which notice shall set forth the date and amount of such Prepayment.

21. GOVERNING LAW. This agreement shall be governed by the laws of the State of Washington. Venue shall lie in Thurston
     County, Washington.

IN WITNESS WHEREOF, the Parties have executed this Loan Agreement the date and year first above written.

                    THE COUNTY OF CHELAN


                    By:   /s/                  17 May 94
                       ----------------------------------------



                        PACIFIC COAST TECHNOLOGIES, INC.


                    By:    /s/ DON WRIGHT
                       ----------------------------------------
                             Don Wright, President

                    DEPARTMENT OF COMMUNITY, TRADE
                    AND ECONOMIC DEVELOPMENT


                    By:  _____________________________________
                           Mike Fitzgerald, Director

Approved As To Form:


/s/ SUZANNE SHAW                     4/29/94
- --------------------------    ---------------------------------
Suzanne Shaw                  Date
Assistant Attorney General

WASHINGTON STATE DEPARTMENT OF COMMUNITY TRADE AND
               ECONOMIC DEVELOPMENT LOAN PROGRAMS

                EMPLOYMENT AND TRAINING AGREEMENT


The Parties of this agreement are:

County of Chelan                                  (Jurisdiction);
Pacific Coast Technologies, Inc.                  (Business);
Washington State Employment Security Department   (ESD); and
Washington State Department of Community, Trade
 and Economic Development                         (DCTED)


PURPOSE

The purpose of this agreement is to provide qualified, lower-income individuals who may be eligible for various federal, state, and local training and job placement programs, first opportunity for employment for positions generated as the result of funding through one of the following programs:

     1.   ____ Washington State Development Loan Fund Program
               (DLF)
     2. X Washington State Community Development Block Grant ---- (CDBG) Float Program (Float)
     3.   ____ Washington State Revolving loan Fund Program (RLP)
     4. ____ Washington State Revolving Technical Assistance Loan Fund Program (RTA)

Please indicate which program is being utilized by the business listed above.

The Business recognizes that if the DLF or Float Program is being utilized, the public funds are being loaned by the Jurisdiction to the Business, and if the RLF or RTA Program is being utilized, the public funds are being loaned by the Washington State Department of Community Development (DCTED) to the business. The business recognizes the Jurisdiction/State's desire to increase employment opportunities for qualified people by lending these public funds to the business at a special interest rate or term. The Business' job creation/retention goals are outlined in Exhibit A, attached.

TERMS

The Jurisdiction/State and Business recognize that the ESD has the capacity to meet the training and placement service needs of qualified individuals. The Jurisdiction/State and the Business agree that the ESD will be the designated organization for the purpose of carrying out the terms of this agreement.

This agreement becomes effective upon execution by all the parties and shall remain in effect until the ESD receives notice from the DCTED that the employment goals for the business for the above indicated program have been met.

The Business agrees to report for a maximum of two years or until such time that the DCTED has determined that the Business has met its projected job creation goal specified in Exhibit A. The Business agrees to forward all applicant certification forms to the DCTED on a quarterly basis, along with a properly completed Quarterly Job Report. At the end of the reporting period, the Business agrees to properly complete a Necessary and Appropriate Certification.

The Business shall notify the ESD of its need for new or replacement employees as soon as the Business decides to hire new or replacement employees. The notice shall describe the nature of the job, estimated hours, wages, skills required, number of employees sought, number of referrals requested for each position, etc. Job openings filled by internal promotion within the Business' work force shall not be subject to this recruitment process.

The ESD will refer applicants according to the qualifications set forth by the Business. Only the number of applicants requested by the Business will be referred. The final hiring decision for each job created shall be the responsibility of the Business, but in any event, the Business will make a good faith effort to hire individuals referred through the ESD.

Pursuant with RCW 50.13.090, the ESD will make records of applicants available to the DCTED upon request by the DCTED. The ESD will provide a certification form, designed and provided by the DCTED, to all applicants referred to the Business. The applicant will take the certification form to the Business at the time of the applicant interview and leave the form with the Business.


SIGNATURES


JURISDICTION:       By:             /s/
                              ---------------------------------
                    Title:    Chairman
                    Date:     May 17,  1994

BUSINESS:           By:            /s/   Don A. Wright
                              ---------------------------------

                    Title:           President

                    Date:     May 18, 1994

ESD:                By:       _________________________________

                    Title:    _________________________________

                    Date:     _________________________________

DCTED:              By:       _________________________________

                    Title:    _________________________________

                    Date:     _________________________________

                           Exhibit A

                         PROMISSORY NOTE
                         ---------------
$2,000,000




FOR VALUE RECEIVED, the undersigned, Pacific Coast Technologies, Inc., ("Maker"), having offices at Wenatchee, Washington 98801, promises to pay to the order of the County of Chelan ("Holder"), a body corporate and politic of the State of Washington, the principal sum of two million dollars ($2,000,000) as follows: principal repayment in full of two million dollars ($2,000,000) will be due on the loan's third anniversary. Interest shall be calculated at three percent (3 percent) per annum and payable quarterly. Principal and interest payments shall be made payable to the Department of Community, Trade and Economic Development in behalf of the County of Chelan. All accrued and unpaid interest shall be due and payable on demand, but not later than the maturity date of the Note.

The Maker shall, upon demand by the Holder hereof, make and pay to the Holder hereof, Mandatory Prepayments (as hereinafter defined) of principal at such times and in such amounts as the Holder, in its discretion, may determine from time to time. Mandatory Prepayment is herein defined to mean a call for prepayment by the County of Chelan or the Department of Community, Trade and Economic Development, co-beneficiaries of the letter of credit, for the partial or total prepayment of the loan evidenced by this Note. The Holder shall give the Maker ten (10) days prior written notice of any Mandatory Prepayment. The Maker may, at any time prior to maturity, provided that this Note shall not be in default, prepay the principal balance of the Note, either in whole or in part, together with accrued interest, without penalty.

The Maker and endorsers hereof waive grace, presentment, notice of dishonor, and protest. In the event of default in the payment of principal or interest hereunder, the Holder hereof shall be entitled to all costs incurred in connection therewith, including without limitation, reasonable attorneys fees.

In the event of default hereunder, the Holder hereof, among other remedies, may declare the unpaid balance hereof, together with unpaid interest on the original principal balance hereunder, immediately due and payable, which sums shall thereafter bear interest at the rate of PRIME + 2 percent per annum, compounded monthly, from the date of such declaration until paid in full.

This Promissory Note is given pursuant to the terms of, and is secured in the manner provided by, a Community Development Block Grant Float Agreement of even date by and between the Maker and Holder and an irrevocable, clean, sight letter of credit, issued by Frontier Bank in favor of the co-beneficiaries.

This Note is to be governed by and construed in accordance with the laws of the State of Washington and the Community Development Block Grant Float Agreement.


DATED:     May 18, 1994       PACIFIC COAST TECHNOLOGIES, INC.
                                   ("MAKER")



                              By: /s/ Don A. Wright, President
                                 ------------------------------

                            EXHIBIT C
                            ---------

The following governmental regulations are those referred to in the attached Development Loan Fund Agreement:


1. Public Law 88-352, Title VI of the Civil Rights Act of 1964 (42 U.S.C. 2000d et seq.) (24 CFR Part 1). The Borrower shall comply with the provisions of "Public Law 88-352," which refers to Title VI of the Civil Rights Act of 1964 (42 U.S.C. 2000d et seq.). The law provides that no person in the United States shall, on the grounds of race, color, or national origin, be denied the benefits of, be excluded from participation in, or be subjected to discrimination under any program or activity receiving federal financial assistance.

2. Public Law 90-284, Title VIII of the Civil Rights Act of 1968 (42 U.S.C. 3601 et seq.). The Borrower shall comply with the provisions of "Public Law 90-284," which refers to Title VIII of the Civil Rights Act of 1968 (42 U.S.C. 3601 et seq.). The law states that it is the policy of the United States to provide, within constitutional limitation, for fair housing throughout the United States, and prohibits any person from discriminating in the sale or rental of housing, the financing of housing or the provisions of brokerage services, including in any way making unavailable or denying a dwelling to any person, because of race, color, religion, sex or national origin. The Borrower must also administer programs and activities relating to housing and urban development in a manner that affirmatively promotes fair housing and furthers the purposes of Title VIII.

3. Executive Order 11063, As Amended by Executive Order 12259 (24 CFR Part 197). The Borrower shall comply with the provisions of Executive Order 11063, as amended by Executive Order 12259, which directs Borrower to take all action necessary and appropriate to prevent discrimination because of race, color, religion, creed,sex or national origin in the sale, leasing, rental and other disposition of residential property and related facilities (including land to be developed for residential use), or in the use or occupancy thereof, if such property and related facilities are, among other things provided in whole or in part with the aid of loans, advances, grants or contributions from the federal government.

4. Section 109 of the Housing and Community Development Act of 1974, As Amended through 1981. The Borrower shall comply with the provisions of
     Section 109 of the Housing and Community Development Act of 1974, as amended through 1981, which require that no person in the United States shall, on the grounds of race, color, national origin or sex be excluded from participation in, be denied the benefits of, or be subjected to discrimination under any program or activity funded in whole or in part with federal community development funds made available pursuant to Title I of the Act.

5. Age Discrimination Act of 1975, As Amended (42 U.S.C. 6101 et seq.). The Borrower shall comply with the Age Discrimination Act of 1975, as amended, which provides that no person shall be excluded from participation, denied program benefits or subject to discrimination on the basis of age under any program or activity receiving federal funding assistance.

6. Section 504 of the Rehabilitation Act of 1973, As Amended (29 U.S.C. 794). The Borrower shall comply with Section 504 of the Rehabilitation Act of 1973, as amended, which provides that no otherwise qualified individual shall, solely by reason of his or her handicap, be excluded from participation (including employment), denied program benefits or subjected to discrimination under any program or activity receiving federal assistance funds.

7. Section 3 of the Housing and Urban Development Act of 1968 (12 U.S.C. 1701u) (24 CFR Part 135). The Borrower shall comply with the provisions of Section 3 of the Housing and Urban Development Act of 1968 which require, in connection with the planning and carrying out of any project assisted under the Act, to the greatest extent feasible, that opportunities for training and employment be given to lower-income persons residing within the unit of local government or the non-metropolitan county in which the project is located, and that contracts for work in connection with the project be awarded to eligible business concerns which are located in, or owned in substantial part by persons residing in, the project area. The Borrower must assure good faith efforts toward compliance with the statutory directive of
     Section 3.

8. Executive Order 11246, As Amended by Executive Order 11375. The Borrower shall comply with Executive Order 11246 as amended, which applies to all federally assisted construction contracts and subcontracts. The Borrower and subcontractors, if any, shall not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. Borrower and subcontractors, if any, shall take affirmative action to ensure that applicants are employed, and that employees are treated, during employment, without regard to their race, color, religion, sex or national origin. Such action shall include, but shall not be limited to, the following:

     employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rate of pay or other forms of compensation; and selection for training, including apprenticeship. Borrower and subcontractors shall post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause. For contracts over $10,000, the Borrower or subcontractors shall send to each applicable labor union a notice of the above requirements. The Borrower and subcontractors shall comply with relevant rules, regulations and orders of the U.S. Secretary of Labor. The Borrower or subcontractors will make their books and records available to city, state, and federal officials for purposes of investigation to ascertain compliance.

9. Davis-Bacon Act, As Amended (40 U.S.C. 276a-276a-5). The Borrower shall comply with the provisions of the Davis-Bacon Act, as amended. This Act mandates that all laborers and mechanics be paid unconditionally and not less often than once a week, and without subsequent deduction or rebate on any account except "permissible" salary deductions, the full amounts due at the time of payments, computed at wage rates not less than those contained in the wage determination issued by the U.S. Department of Labor. Weekly certified payrolls are required to be submitted to the federally-funded recipient by the contractor. These requirements apply to rehabilitation of residential property only if such property is designed for residential use for eight or more families.

10. Copeland Act (Anti-Kickback Act) (40 U.S.C. 276c). The Borrower shall comply with the Copeland Act, which makes it a criminal offense for any person to induce, by any manner whatsoever, any other person employed in the construction, prosecution, completion, or repair of any public building, public work or building, or work financed in whole or in part by loans or grants from the United States, to give up any part of the compensation to which he or she is entitled under his or her contract of employment. Compensation shall consist of wages and approved fringe benefits.

11. Contract Work Hours and Safety Standards Act (40 U.S.C. 327 et seq.). The Borrower shall comply with the provisions of the Contract Work Hours and Safety Standards Act. According to this Act, no contract work may involve or require laborers or mechanics to work in excess of eight hours in a calendar day, or in excess of 40 hours in a work week, unless compensation of not less than one and one-half times the basic rate is paid for the overtime hours. If this Act is violated, the contractor or subcontractor shall be liable to any affected employee for unpaid damages as well as to the United States for liquidated damages. These requirements apply to rehabilitation of residential property only if such property is designed for residential use for eight or more families.

12. The National Environmental Policy Act of 1969 (42 U.S.C. 4321 et seq., and 24 CFR Part 58). The Borrower shall comply with the provisions of the National Environmental Policy Act of 1969. The purpose of this Act is to attain the widest use of the environment without degradation, risk to health or safety or other undesirable and unintended consequences. Environmental review procedures, including determining and publishing a Finding of Significance or of No Significance for a proposal, are a necessary part of this process. Pursuant to these provisions, the Borrower shall certify that the proposed project will not significantly impact the environment and that the Borrower has complied with environmental regulations and fulfilled its obligations to give public notice of the funding request, environmental findings, and compliance performance.

13. The Clean Air Act. As Amended (4, U.S.C. 7401 et seq.). The Borrower shall comply with the Clean Air Act which prohibits
     (1) engaging in, (2) supporting in any way or providing financial assistance for, (3) licensing or permitting, or
     (4) approving any activity which does not conform to the state implementation plan for natural primary and secondary ambient air quality standards. The Borrower shall ensure that the facilities under its ownership, lease, or supervision which shall be utilized in the accomplishment of the program are not listed on the U.S. Environmental Protection Agency's (EPA) list of Violating Facilities. The Borrower shall notify the Agency of the receipt of any communication from the Director of the EPA Office of Federal Activities indicating that a facility to be used in the project is under consideration for listing by EPA.

14. HUD Environmental Criteria and Standards (24 CFR Part 51). The borrower shall comply with the Department of Housing and Urban Development ("HUD") noise abatement and control standards, which prohibit HUD support for most new construction of noise-sensitive uses on sites having unacceptable noise exposure. HUD assistance for the construction of new noise-sensitive uses is prohibited in general for projects with unacceptable noise exposures and is discouraged for projects with normally unacceptable noise exposure.

15. Executive Order 11990, May 24, 1977: Protection of Wetlands (42 F.R 26961 et seq.). The Borrower shall comply with Executive Order 11990, the intent of which is, (1) to avoid, to the extent possible, adverse impacts associated with the destruction or modification of wetlands, and (2) to avoid direct or indirect support of new construction in wetlands wherever there is a practical alternative. The Borrower, to the extent permitted by law, must avoid undertaking or providing assistance for new construction located in wetlands, unless there is no practical alternative to such construction and the proposed action includes all practical measures to minimize harm to wetlands which may result form such use. In making this determination, the Borrower may take into account economic, environmental, and other pertinent factors.

16. The Wild and Scenic Rivers Act of 1968, As Amended (16 U.S.C. 1271 et seq.). The Borrower shall comply with the Wild and Scenic Rivers Act. The purpose of this Act is to preserve selected rivers or section of rivers in their free-flowing condition, to protect the water quality of such rivers and to fulfill other vital national conservation goals. Federal assistance by loan, grant, license, or other mechanism can not be provided to water resources construction projects that would have a direct and adverse effect on any river included or designed for study or inclusion in the National Wild and Scenic River System.

17. Executive Order 11988, May 24, 1977: Floodplain Management (42 F.R. 26951 et seq.). The Borrower shall comply with the provisions of Executive Order 11988. The intent of this Executive Order is to avoid, to the extent possible, adverse impacts associated with the occupancy and modification of floodplains, and to avoid direct or indirect support of floodplain development wherever there is a practical alternative. If the Borrower proposes to conduct, support, or allow an action to be located in the floodplain, the Borrower must consider alternatives to avoid adverse effects and incompatible involvement in the floodplains. If sitting in a floodplain is the only practical alternative, the Borrower must, prior to taking any action, design or modify its actions in order to minimize a potential harm to the floodplains, and prepare and circulate a notice containing an explanation of why the action is proposed to be located in a floodplain.

18. Coastal Zone Management Act of 1972, As Amended (16 U.S.C. 1451 et seq.). The Borrower shall comply with the Coastal Zone Management Act of 1972, as amended. The intent of this Act is to preserve, protect, develop, and where possible, restore or enhance the resources of the nation's coastal zone. Federal agencies cannot approve assistance for proposed projects that are inconsistent with the state's coastal management program, except upon a finding by the U.S. Secretary of Commerce that such a project is consistent with the purpose of this chapter or necessary in the interests of national security.

19. The Endangered Species Act of 1973, As Amended (16 U.S.C. 1531 et seq.). The Borrower shall comply with the Endangered Species Act of 1973, as amended. The intent of this Act is to ensure that all federally-assisted projects seek to preserve endangered or threatened species. Federally authorized and funded projects may not jeopardize the continued existence of endangered and threatened species or result in the destruction of or modification of habitat of such species which is determined by the U.S. Department of the Interior, after consultation with the state, to be critical.

20. The Reservoir Salvage Act of 1960, As Amended by the Archaeological and Historic Preservation Act of 1974 (16 U.S.C. 469 et seq.). Under the Reservoir Salvage Act, the Borrower must comply with provisions for the preservation of historical and archaeological data (including relics and specimens) that might otherwise be irreparably lost or destroyed as a result of any alteration of the terrain caused as a result of any federal construction project or federally-licensed activity or program. Whenever any federal agency finds, or is notified in writing by an appropriate historical or archaeological authority, that its activities in connection with any federal construction project or federally-licensed project, activity or program may cause irreparable loss or destruction of significant scientific, prehistoric, historical or archaeological data, the federal agency must notify the U.S. Secretary of Interior in writing and provide appropriate information concerning the project, program or activity.

21. The Safe Drinking Water Act of 1974, As Amended (42 U.S.C. 201,300(f) et seq. and U.S.C. Section 349. The Borrower must comply with the Safe Drinking Water Act, as amended, which is intended to protect underground sources of water. No commitment for federal financial assistance, according to this Act, shall be entered into for any project which the U.S. Environmental Protection Agency determines may contaminate an aquifer which is the sole or principal drinking water source for an area.

22. The Federal Water Pollution Control Act of 1972, As Amended including the Clean Water Act of 1977. Public law 92-212 (33 U.S.C. 1251 et seq.). The Borrower shall assure compliance with the Water Pollution Control Act, as amended, which provides for the restoration of chemical, physical and biological integrity of the nation's water.

23. The Solid Waste Disposal Act, As Amended by the Resource Conversation and Recovery Act of 1976 (42 U.S.C. 6901 et seq.). The Borrower shall assure compliance with The Solid Waste Disposal Act, as amended. The purpose of this Act is to promote the protection of health and the environment and to conserve valuable material and energy resources.

24. The Fish and Wildlife Coordination Act of 1958, As Amended (16 U.S.C. 661 et seq.). The Borrower shall assure compliance with the Fish and Wildlife Coordination Act, as amended. The Act assures that wildlife conservation received equal consideration and is coordinated with other features of water resource development programs.

25. The National Historic Preservation Act of 1966 (16 U.S.C. 470). The Borrower shall evaluate the effects of its activity on any district, site, building, structure, and object listed in, or eligible for, the National Register of Historic Places, and shall give the state Office of Archaeology and Historical Preservation a reasonable opportunity to comment on the proposed activity.

26. The Archaeological and Historical Data Preservation Act of 1974 (16 U.S.C. 469a-1 et seq.). The Borrower shall comply with the Archaeological and Historical Data Preservation Act, which provides for the preservation of historic and archaeological information that would be lost due to development and construction activities as a result of federally-funded activities.

27. Executive Order 11593, Protection and Enhancement of the Cultural Environment, May 13, 1971. The Borrower shall assure that plans for federally-funded projects contribute to the preservation and enhancement of sites, structures, and objects of historical, architectural, or archaeological significance.

28.  Title II and III of the Uniform Relocation Assistance and
     Real Property Acquisition Policies Act of 1970 (42 U.S.C.
     4630). The Borrower shall comply with Sections 301 and 302 of Title III (Uniform Real Property Acquisition Policy) of the Uniform Relocation Assistance and Real Property Policies
     Act of 1970 and shall comply with Section 303 and 304 of the Title III, and HUD implementing instructions contained in 24
     CFR Part 42. The Borrower shall inform affected persons of their rights and of the acquisition policies and procedures set forth in the regulations of 24 CFR Part 42 and 24 CFR
     570.602(b). The Borrower shall comply with Title II (Uniform
     Relocation Assistance) of the Uniform Relocation Assistance and Property Acquisition Act of 1970 and HUD implementing regulations of 24 CFR Part 42 and 24 CFR 570.602(a) which require the Borrower to provide relocation payments and offer relocation assistance as described in Section 205 of the Uniform Relocation Assistance Act to all persons displaced as a result of acquisition of real property for an activity assisted under the Community Development Block Grant Program. Such payments and assistance shall be provided in a fair, consistent and equitable manner that ensures that the relocation process does not result in a different or separate treatment of such persons on account of race, color, religion, national origin, sex or source of income. The Borrower shall assure that, within a reasonable period of time prior to displacement, decent, safe and sanitary replacement dwellings will be available to all displaced families and individuals and that the range of choices available to such persons will not vary on account of their race, color, religion, national origin, sex or source of income.

29. Title IV of the Lead-Based Paint Poisoning Prevention Act (42 U.S.C. 4831 et seq.). The Borrower shall comply with the provision of the Title IV of the Lead-Based Point Poisoning Prevention Act, which prohibits the use of lead-based paint in residential structures constructed or rehabilitated with federal assistance of any kind.

30. The Americans with Disabilities Act of 1990, Public Law 101- 336, also referred to as "ADA" 28 CFR Part 35. The grantee must comply with the ADA, which provides comprehensive civil rights protection to individuals with disabilities in the areas of employment, public accommodations, state and local government services, and telecommunication.

                            EXHIBIT D


The following governmental regulations are those referred to in the attached Development Loan Fund Agreement:

1. U.S. Office of Management and Budget Circular A-87, Principles for Determining Costs Applicable to Grants and Contracts with State, Local, and Federally Recognized Indian Tribal Governments. The Local Government shall comply with the guidelines of Federal Circular A-87, which set forth principles and standards for determining the costs allowable under grants and contracts involving federal funds.

2. U.S. Office of Management and Budget Circular A-102 Uniform Administrative Requirements for Grants-in-Aid to State and Local Governments. The Local Government shall comply with the requirements of Office of Management and Budget (OMB) Circular A-102, or any equivalent procedures and requirements that the state may prescribe. The Circular is the basis for a number of specific requirements on the financial management and recordkeeping of CDBG funds. The directive applies to cash depositories, bonding and insurance, record keeping, program income, property management, procurement, close-out, audit, and other requirements. The following Attachments to OMB Circular A-102 do not specifically apply to the Borrower's project:
     "Attachment D-Waiver of Single State Agency Requirements," "Attachment F-Matching Share," and "Attachment M-Standard Forms for Application."

                           Exhibit A


                         PROMISSORY NOTE
                         ---------------

$2,000,000


FOR VALUE RECEIVED, the undersigned, Pacific Coast Technologies, Inc., ("Maker"), having offices at Wenatchee, Washington 98801, promises to pay to the order of the County of Chelan ("Holder"), a body corporate and politic of the State of Washington, the principal sum of two million dollars ($2,000,000) as follows: principal repayment in full of two million dollars ($2,000,000) will be due on the loan's third anniversary. Interest shall be calculated at three percent (3 percent) per annum and payable quarterly. Principal and interest payments shall be made payable to the Department of Community, Trade and Economic Development in behalf of the County of Chelan. All accrued and unpaid interest shall be due and payable on demand, but not later than the maturity date of the Note.

The Maker shall, upon demand by the Holder hereof, make and pay to the Holder hereof, Mandatory Prepayments (as hereinafter defined) of principal at such times and in such amounts as the Holder, in its discretion, may determine from time to time. Mandatory Prepayment is herein defined to mean a call for prepayment by the County of Chelan or the Department of Community, Trade and Economic Development, co-beneficiaries of the letter of credit, for the partial or total prepayment of the loan evidenced by this Note. The Holder shall give the Maker ten (10) days prior written notice of any Mandatory Prepayment. The Maker may, at any time prior to maturity, provided that this Note shall not be in default, prepay the principal balance of the Note, either in whole or in part, together with accrued interest, without penalty.

The Maker and endorsers hereof waive grace, presentment, notice of dishonor, and protest. In the event of default in the payment of principal or interest hereunder, the Holder hereof shall be entitled to all costs incurred in connection therewith, including without limitation, reasonable attorneys fees.

In the event of default hereunder, the Holder hereof, among other remedies, may declare the unpaid balance hereof, together with unpaid interest on the original principal balance hereunder, immediately due and payable, which sums shall thereafter bear interest at the rate of PRIME + 2 percent per annum, compounded monthly, from the date of such declaration until paid in full.

This Promissory Note is given pursuant to the terms of, and is secured in the manner provided by, a Community Development Block

Grant Float Agreement of even date by and between the Maker and Holder and an irrevocable, clean, sight letter of credit, issued by Frontier Bank in favor of the co-beneficiaries.

This Note is to be governed by and construed in accordance with the laws of the State of Washington and the Community Development Block Grant Float Agreement.


DATED:  May 18, 1994     PACIFIC COAST TECHNOLOGIES, INC.
                         ("MAKER")



                         By:   /s/    DON A. WRIGHT, President
                            ---------------------------------